UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 2018

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Chief Operating Officer.

On April 24, 2018, the Board of Directors of Los Alamos National Bank ("LANB" or the "Bank"), the wholly-owned subsidiary of Trinity Capital Corporation (the "Company"), appointed Yin Y. "Eddie" Ho as Chief Operating Officer of the Bank, effective immediately.

Mr. Ho, age 66, has served as Chief Information Officer of the Bank since September 29, 2014.  Prior to joining LANB, Mr. Ho was most recently employed as Executive Vice President and Chief Information Officer at OmniAmerican Bank in Fort Worth, Texas from October 2008 until its acquisition by Southside Bank of Tyler, Texas in December 2014.  Mr. Ho holds a B.S. in Mathematics from the University of Wisconsin, an M.S. in Computer Science from North Dakota State University, and holds CIPP, CISA, CISM, CGEIT and CISSP certification.

Mr. Ho is not related to any other director or executive officer of the Company or LANB.  Mr. Ho does not have a direct or indirect material interest in any transaction with the Company or LANB required to be disclosed pursuant to item 404(a) of Regulation S-K.

Under the terms of his Change in Control Agreement with the Company and the Bank, dated April 20, 2018, if within one year from the date of a Change in Control (as defined in the Change in Control Agreement), Mr. Ho's employment is terminated without Cause (as defined in the Change in Control Agreement), as a result of a material diminution in his compensation, duties, responsibilities or authority or because he is required to relocate more than 50 miles from Santa Fe County, New Mexico, Mr. Ho will be entitled to receive a single lump sum equal to 1.0 times the sum of his average annual base salary for the three calendar years preceding the date of the termination, plus his average bonus for such three calendar years earned preceding the termination.  Additionally, Mr. Ho would be entitled upon any such termination to receive:  (i) earned but unpaid annual base salary for the period ending on the date of the termination, (ii) accrued but unpaid vacation pay, (iii) unreimbursed business expenses, (iv) eighteen (18) months of health care benefits from the date of the termination, (v) reasonable costs up to $15,000 of the services of any outplacement counselling service, and (vi) reimbursement for any "parachute payment" penalties, if applicable, up to $175,000 with no gross-up.

The foregoing summary of Mr. Ho's Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(e) Change in Control Agreements for Named Executive Officers.

As previously reported in the Company's Current Reports on Form 8-K filed on March 5, 2018 and November 7, 2017, the Company and the Bank, respectively, are no longer considered to be in "troubled condition" for purposes of Section 32 of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation Rules and Regulations.  As a result, the Company and the Bank have entered into change in control agreements with certain of their executive officers.
Specifically, on April 20, 2018, the Company and the Bank entered into Change in Control Agreements (the "Change in Control Agreements") with each of John S. Gulas, the Company's President and Chief Executive Officer, and Thomas G. Dolan, the Company's Chief Financial Officer, that provide benefits to such executive officers in the event of certain terminations of employment within one year following a Change in Control (as defined in the Change in Control Agreements) involving the Company.

The Change in Control Agreement for Mr. Gulas generally provides that, if within one year from the date of a Change in Control, the employment of Mr. Gulas is terminated without Cause (as defined in the Change in Control Agreement), as a result of a material diminution in his compensation, duties, responsibilities or authority or because he is required to relocate more than 50 miles from Santa Fe County, New Mexico, Mr. Gulas will be entitled to receive a single lump sum equal to 2.5 times the sum of his average annual base salary for the three calendar years preceding the date of the termination, plus his average bonus for such three calendar years earned preceding the termination.  The benefits awarded to Mr. Gulas pursuant to this Change in Control Agreement supersede and replace the change in control benefits provided to him under his current employment agreement with the Company and the Bank.

The Change in Control Agreement for Mr. Dolan generally provides that, if within one year from the date of a Change in Control, the employment of Mr. Dolan is terminated without Cause (as defined in the Change in Control Agreement), as a result of a material diminution in his compensation, duties, responsibilities or authority or because he is required to relocate more than 50 miles from Santa Fe County, New Mexico, Mr. Dolan will be entitled to receive a single lump sum equal to 2.0 times the sum of his average annual base salary for the three calendar years preceding the date of the termination, plus his average bonus for such three calendar years earned preceding the termination.  This Change in Control Agreement supersedes and replaces the Change in Control Agreement between Mr. Dolan and the Bank, dated July 19, 2017.

Additionally, each of Mr. Gulas and Mr. Dolan would also be entitled upon any such termination to receive:  (i) earned but unpaid annual base salary for the period ending on the date of the termination, (ii) accrued but unpaid vacation pay, (iii)  unreimbursed business expenses, (iv) eighteen (18) months of health care benefits from the date of the termination, (v) reasonable costs up to $15,000 of the services of any outplacement counselling service, and (vi) reimbursement to the executive officer for any "parachute payment" penalties, if applicable, up to $175,000 with no gross-up.
The foregoing summary of the Change of Control Agreements does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreements attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

(e) Restricted Stock Unit Award Agreements.

At a meeting held on April 24, 2018, the Board of Directors of the Company, on the recommendation of the Compensation Committee of the Board of Directors, ratified grants of performance-based restricted stock units under the Company's 2015 Long-Term Incentive Plan (the "2015 Plan") to the named executive officers of the Company, as follows:  70,000 restricted stock units to Mr. Gulas; 43,750 restricted stock units to Mr. Dolan; and 17,500 restricted stock units to Mr. Martony.  Such grants were awarded pursuant to those certain Restricted Stock Unit Award Agreements, dated April 24, 2018, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.4 (the "Restricted Stock Unit Award Agreements").

The restricted stock unit grants will vest based on the Company's attainment of certain Company performance goals.  The Company must meet or exceed quarterly Core Return on Assets ("Core ROA"), as set forth below:

•	if Core ROA meets or exceeds 0.90% by March 31, 2019, 50% of the restricted stock units granted will vest;
•	if Core ROA meets or exceeds 1.00% by March 31, 2020, an additional 25% of the restricted stock units granted will vest; and
•	if Core ROA meets or exceeds 1.10% by March 31, 2021, the remaining 25% of the restricted stock units granted will vest.

If the Core ROA target is not achieved by a certain date listed above, then all restricted stock units which could have vested are eligible for vesting contingent upon meeting or exceeding the Core ROA target that has been established for a subsequent date listed above.

Subject to the satisfaction of the performance conditions listed above, the individuals granted restricted stock units must continue to be employed by the Company or the Bank through the dates listed in the vesting schedule above for the restricted stock units to be earned and vested.  Termination of employment prior to such dates listed in the vesting schedule above will result in the forfeiture of any restricted stock units not earned or vested, subject to certain exceptions.

In addition, the Restricted Stock Unit Award Agreements adjusted the performance conditions for those certain restricted stock units granted to the named executive officer on August 22, 2017 for the impact of the Tax Cuts and Jobs Act enacted in December 2017.

The foregoing description of the restricted stock unit awards pursuant to the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Unit Award Agreement that is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

10.1	Change in Control Agreement, dated April 20, 2018, by and between Trinity Capital Corporation and Los Alamos National Bank and Yin Y. Ho.
10.2	Change in Control Agreement, dated April 20, 2018, by and between Trinity Capital Corporation and Los Alamos National Bank and John S. Gulas.
10.3	Change in Control Agreement, dated April 20, 2018, by and between Trinity Capital Corporation and Los Alamos National Bank and Thomas G. Dolan.
10.4	Form of 2018 Restricted Stock Unit Award Agreement under Trinity Capital Corporation 2015 Long-Term Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: April 26, 2018	By:	/s/ John S. Gulas
John S. Gulas President & Chief Executive Officer